Exhibit 99.1

WebMediaBrands Regains Compliance with Nasdaq Listing Rule

(New York, NY – January 21, 2010) WebMediaBrands (Nasdaq: WEBM) today announced that on January 20, 2010, it received written notification from the Nasdaq Stock Market indicating that it has regained compliance with Nasdaq Listing Rule 5450(a) (1) for continued listing on the Nasdaq Global Market. The notification confirmed that WebMediaBrands has maintained a minimum bid price of at least $1.00 per share or greater for at least 10 consecutive business days and that the matter raised in the September 2009 Nasdaq letter is now closed. WebMediaBrands is no longer subject to possible delisting based on the September 2009 letter for failure to maintain a minimum bid price.

"We are pleased to have regained compliance with the Nasdaq listing requirements and remain focused on increasing shareholder value in 2010 and beyond." stated Alan M. Meckler, Chairman and CEO of WebMediaBrands.

About WebMediaBrands Inc.

WebMediaBrands (www.webmediabrands.com), headquartered in New York, NY, is a leading blog network providing content, education, jobs, and events for business, media, and creative professionals. The company’s brands include: Mediabistro.com, LearnNetwork, Graphics.com, Adsoftheworld.com, Brandsoftheworld.com, SocialTimes.com, Allfacebook.com, Freelance Connect, Semantic Web and others.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which WebMediaBrands competes; the unpredictability of WebMediaBrands's future revenues, expenses, cash flows and stock prices; WebMediaBrands's dependence on a limited number of advertisers, and the continued listing of WebMediaBrands's common stock on the Nasdaq Global Market. For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases are online at www.webmediabrands.com/corporate/press.html.

For information about WebMediaBrands and mediabistro.com contact:

Amanda Barrett
Director of Marketing
212-547-7879